UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

DPL Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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On April 20, 2011, DPL Inc. issued the following email to its employees:

E-Mail From Paul Barbas to DPL Employees

Today we announced that The AES Corporation has agreed to acquire DPL Inc.  AES is a worldwide company with strong experience in generating and distributing power, developing renewables and delivering energy throughout the world.  This acquisition will make us a stronger, more competitive company, better able to serve our customers and the region.

As the regulatory and economic climate in Ohio has changed dramatically over the last 15 years, DPL, with roots dating back 100 years, has continued to change.  Joining together with AES allows us to build on what has made us successful while leveraging the benefits of being a part of a larger company.

As part of this agreement, we’ve ensured that we will be able to maintain the things that are important to our employees, the local community and our customers.  The company will retain its name and headquarters in Dayton for two years following the merger.  AES has generally committed to making no involuntary people reductions through 2013, and to maintaining compensation and employee benefits at comparable levels in aggregate for at least two years. For people who joined the company before January 1, 2011, DPL retirement income plan benefits for management will remain in place through 2013 at a minimum.

Dayton Power and Light will continue to provide high levels of service and reliability to customers throughout West Central Ohio.

For a period of two years after the merger, Dayton Power and Light will continue to provide corporate contributions and community support at levels substantially consistent with the levels of support historically provided by the company.  In fact, The DP&L Foundation is not part of this transaction and it will continue to be managed by a separate governing board.

So what’s next?

Announcing this transaction will commence a regulatory and shareholder process that will take time and will be governed by very specific laws and regulations on the state and federal levels — rules put in place to ensure that public and shareholder interests are protected.

While moving forward towards the necessary approvals, DPL and AES people will begin to work together to outline what will be required to successfully integrate the two companies.

The transaction is expected to close in a six to nine month timeframe.  Until then, and thereafter, I ask that you maintain a sharp focus on your job and the task at hand.  We must continue to operate the plants effectively and deliver reliable and quality service to our customers.

We know that you will have questions as we move forward.  Our communications have to be limited to the publicly-disclosed documents that we file with the Securities and Exchange Commission.  This ensures that it will be a fair process for all interested parties.  We will keep you informed as we go.

With your help, we’ll make the next chapter of the Dayton Power and Light history as successful as the first 100 years.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between DPL and AES and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of DPL’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of DPL and AES.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences:  the ability to obtain the approval of the transaction by DPL’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of DPL; a material deterioration in DPL’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause DPL’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement DPL intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  DPL assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving DPL and AES.  In connection with the proposed transaction, DPL will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available because it will contain important information about the transaction.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by DPL regarding DPL, AES and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com.

DPL, AES and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from DPL’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of DPL is included in its Annual Report on Form 10-K for the year ended December 31, 2010 and DPL’s notice of annual meeting and proxy statement for its most recent annual meeting, which were filed with the Securities and Exchange Commission on February 18, 2011 and March 18, 2011, respectively.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.